To the Trustees and Investors of the Senior Debt Portfolio:
In planning and performing our audit of the financial
statements of the Senior Debt Portfolio (the "Portfolio") as of and for the year ended October 31, 2013, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Portfolio's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Portfolio's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Portfolio is responsible for
establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A
portfolio's internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A portfolio's internal control over financial reporting
includes those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are
being made only in accordance with authorizations of
management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a
reasonable possibility that a material misstatement of a portfolio's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Portfolio's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Portfolio's
internal control over financial reporting and its operation, including controls for safeguarding securities,that we consider to be a material weakness, as defined above, as
of October 31, 2013.
This report is intended solely for the information and use of management and the Trustees of Senior Debt Portfolio and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 17, 2013